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Exhibit 23

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statements No. (333-42079, 333-48197, 333-87879, 333-70432 and 333-71100) of Power-One, Inc. on Form S-8 of our report dated February 13, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the adoption of Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets" effective January 1, 2002), appearing in this Annual Report on Form 10-K of Power-One, Inc. for the year ended December 31, 2002.

DELOITTE & TOUCHE LLP

Los Angeles, California
March 28, 2003

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  Exhibit 23
INDEPENDENT AUDITORS' CONSENT